UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2015

GREENHOUSE SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-54759	45-2094634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8400 East Crescent Pwky

Suite 600

Greenwood Village, CO 80111

(Address of principal executive offices)

(970) 439-1905

(Registrant's Telephone Number, Including Area Code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                This Form 8-K amends that 8-K filed on January 21, 2015 to correct text errors in Item 5.01 in the first two paragraphs with an added third paragraph.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

George Dory ("Dory") entered into Share Purchase Agreements with John G. Michak III, Redgie Green, and Evolutionary Ventures LLC ("Purchasers") and agreed to return 11,000,000 shares to treasury. Prior to entering into the Share Purchase Agreements, Dory was a majority shareholder of Greenhouse Solutions Inc. ("the Company").

Dory sold 33,400,000 shares of the Company's restricted common stock to the Purchasers. As a result, the Purchasers collectively have become the majority shareholders of the Company, with Mr. Michak becoming the largest Principal Stockholder.

Mssrs. Deitsch and Reddy were issued 11,000,000 shares in total, for licenses of certain I.P. formulations as reported in Item 1.01 of the 8-K dated January 21, 2015, which share issuance is offset by the retirement of 11,000,000 shares to treasury from the George Dory share block.  All other information in the 8K filed on January 21, 2015 is correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENHOUSE SOLUTIONS INC.

Date: June 17, 2015	By:	/s/John Michak
John Michak, Chief Operating Officer